CONTACT:
Dan Lombardo
Vice President of Investor Relations
630-570-0605
dan.lombardo@inventrustproperties.com

InvenTrust Properties Corp. Reports 2023 Third Quarter Results
DOWNERS GROVE, III – November 1, 2023 – InvenTrust Properties Corp. (“InvenTrust” or the “Company”) (NYSE: IVT) today reported financial and operating results for the period ended September 30, 2023. For the three months ended September 30, 2023 and 2022, the Company reported a Net Loss of $0.8 million, or $0.01 per diluted share, compared to Net Income of $0.9 million, or $0.01 per diluted share, respectively.
Third Quarter 2023 Highlights:
•NAREIT FFO of $0.41 per diluted share
•Core FFO of $0.41 per diluted share
•Same Property Net Operating Income (“NOI”) growth of 5.3%
•Leased Occupancy as of September 30, 2023 of 95.1%
•Executed 74 leases totaling approximately 273,000 square feet of GLA, of which 168,000 square feet was executed at a blended comparable lease spread of 9.3%

“InvenTrust’s third quarter operating results continue to reflect robust tenant demand across the portfolio, despite recent pockets of modest retail disruption. We believe this unprecedented demand is undoubtedly due to the high-quality nature of our properties and the sustained demographic drivers within our Sun Belt markets,” stated Daniel (DJ) Busch, President and CEO of InvenTrust. “We also remain committed to our low leverage business model, which affords us the ability to capitalize when appropriate and grow cash flow into the future.”

NET (LOSS) INCOME
•Net Loss for the three months ended September 30 2023 was $0.8 million, or $0.01 per diluted share, compared to Net Income of $0.9 million, or $0.01 per diluted share, for the same period in 2022.
•Net Income for the nine months ended September 30, 2023 was $2.4 million, or $0.04 per diluted share, compared to Net Income of $52.4 million, or $0.77 per diluted share, for the same period in 2022.
NAREIT FFO
•NAREIT FFO for the three months ended September 30, 2023 was $27.6 million, or $0.41 per diluted share, compared to $26.1 million, or $0.39 per diluted share, for the same period in 2022.
•NAREIT FFO for the nine months ended September 30, 2023 was $84.7 million, or $1.25 per diluted share, compared to $88.2 million, or $1.31 per diluted share, for the same period in 2022.
CORE FFO
•Core FFO for the three months ended September 30, 2023 was $27.6 million, or $0.41 per diluted share, compared to $25.2 million, or $0.37 per diluted share, for the same period in 2022.
•Core FFO for the nine months ended September 30, 2023 was $84.1 million, or $1.24 per diluted share, compared to $82.9 million, or $1.23 per diluted share, for the same period in 2022.

1 Earnings Release - Quarter End September 30, 2023

SAME PROPERTY NOI
•Same Property NOI for the three months ended September 30, 2023 was $37.5 million, a 5.3% increase compared to the same period in 2022.
•Same Property NOI for the nine months ended September 30, 2023 was $106.3 million, a 4.4% increase compared to the same period in 2022.
DIVIDEND
•For the quarter ending September 30, 2023, the Board of Directors declared a quarterly cash distribution of $0.2155 per share, paid on October 13, 2023.
PORTFOLIO PERFORMANCE & INVESTMENT ACTIVITY
•As of September 30, 2023, the Company’s Leased Occupancy was 95.1%.
◦Total Anchor Leased Occupancy, which includes spaces greater than or equal to 10,000 square feet, was 96.6% and Small Shop Leased Occupancy was 92.4%. Anchor Leased Occupancy decreased 200 basis points, driven primarily by anchor tenant bankruptcies, and Small Shop Leased Occupancy increased 40 basis points on a sequential basis compared to the previous quarter.
◦Leased to Economic Occupancy spread of 250 basis points, which equates to approximately $6.4 million of base rent on an annualized basis.
•Blended re-leasing spreads for comparable new and renewal leases signed in the third quarter were 9.3%.
•Annualized Base Rent PSF (“ABR”) as of September 30, 2023 was $19.36, an increase of 2.4% compared to the same period in 2022. Anchor Tenant ABR PSF was $12.45 and Small Shop ABR PSF was $32.61 for the third quarter.
•On August 25, 2023, the Company disposed of Trowbridge Crossing, a 63,000 square foot neighborhood center anchored by a Publix in Sandy Springs, Georgia, for a gross disposition price of $11.5 million. The Company recognized a gain on sale of $1.7 million on the sale of this property.
LIQUIDITY AND CAPITAL STRUCTURE
•InvenTrust had $456.6 million of total liquidity, as of September 30, 2023, comprised of $106.6 million of Pro Rata Cash and $350.0 million of availability under its Revolving Credit Facility. As of September 30, 2023, net assets of IAGM were $7.0 million, inclusive of cash and cash equivalents of $9.2 million.
•InvenTrust has $92.5 million of debt maturing in 2023 and $15.7 million of debt maturing in 2024, as of September 30, 2023. On October 17, 2023, the Company extended the maturity of its $92.5 million of mortgage debt maturing in 2023 by exercising one of its two 12-month extension options. The maturity date of the debt is now November 2, 2024.
•As of September 30, 2023, the Company's weighted average interest rate was 3.88% and the weighted average remaining term was 4.1 years.

2 Earnings Release - Quarter End September 30, 2023

2023 GUIDANCE
InvenTrust has updated its 2023 guidance, as summarized in the table below.

(Unaudited, dollars in thousands, except per share amounts)	Current			Previous
Net Income per diluted share (1)	$0.05	—	$0.08	$0.06	—	$0.11
NAREIT FFO per diluted share (2)	$1.66	—	$1.69	$1.64	—	$1.69
Core FFO per diluted share	$1.63	—	$1.65	$1.61	—	$1.64
Same Property NOI (“SPNOI”) Growth	4.25%	—	5.00%	4.00%	—	5.00%
General and administrative	$31,500	—	$32,500	$31,250	—	$32,750
Interest expense, net (3)	$34,000	—	$34,500	$34,000	—	$34,500
Adjustments for uncollectibility (4)	50 bps	—	150 bps	50 bps	—	150 bps
Net investment activity (5)	~ $111,000			~ $150,000
The Company’s 2023 Guidance contemplates the following assumptions:
(1) Net Income per diluted share excludes effects from potential acquisitions or dispositions.
(2) NAREIT FFO per diluted share:
•Excludes effects from potential acquisitions or dispositions.
•Excludes any items that impact NAREIT FFO comparability, including loss on debt extinguishment, non-routine or one-time items of which, in management’s judgement, are not pertinent to measuring on-going operating performance.
•Includes an expectation that some tenants will move from the cash basis of accounting to the accrual basis of accounting, which can result in volatility in straight-line rental income adjustments.
(3) Interest expense, net, excludes amortization of debt discounts and financing costs, and expected interest income of approximately $3.0 million.
(4) Adjustments for uncollectibility are reflected as basis points of expected total revenue.
(5) Net investment activity represents anticipated acquisition activity less disposition activity.
In addition to the foregoing assumptions, the Company's 2023 Guidance incorporates a number of other assumptions that are subject to change and may be outside the control of the Company. For example, the Company’s guidance is inclusive of prior period rent that the Company anticipates collecting. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurances that InvenTrust will achieve these results.
The following table provides a reconciliation of the range of the Company's 2023 estimated net income per diluted share to estimated NAREIT FFO and Core FFO per diluted share:

(Unaudited)	Low End	High End
Net income per diluted share	$0.05	$0.08
Depreciation and amortization related to investment properties	1.65	1.65
Gain on sale of investment properties, net	(0.04)	(0.04)
NAREIT FFO Applicable to Common Shares and Dilutive Securities per diluted share	1.66	1.69
Amortization of market-lease intangibles and inducements, net	(0.05)	(0.05)
Straight-line rent adjustments, net	(0.04)	(0.04)
Amortization of debt discounts and financing costs	0.06	0.06
Adjusting items, net (a)	—	(0.01)
Core FFO Applicable to Common Shares and Dilutive Securities per diluted share	$1.63	$1.65
(a)Adjusting items, net, are primarily depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of the Company’s joint venture, and miscellaneous and settlement income.
This press release does not include a reconciliation of forward-looking SPNOI to forward-looking GAAP Net Income because the Company is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results.
CONFERENCE CALL INFORMATION
Date:        Thursday, November 2, 2023
Time:        10:00 a.m. ET
Dial-in:         (833) 470-1428 / Access Code: 566010
Webcast:     https://events.q4inc.com/attendee/746162837
Replay
Webcast Archive: https://www.inventrustproperties.com/investor-relations/
A webcast replay will be available shortly after the conclusion of the presentation using the webcast link above.

3 Earnings Release - Quarter End September 30, 2023

Definitions
NON-GAAP FINANCIAL MEASURES
This Earnings Release includes certain non-GAAP financial measures and other terms that management believes are helpful in understanding the Company’s business. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company's computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of the Company’s non-GAAP measures to the most directly comparable GAAP financials measures are included herein.
SAME PROPERTY NOI or SPNOI
Information provided on a same property basis includes the results of properties that were owned and operated for the entirety of both periods presented. NOI excludes general and administrative expenses, depreciation and amortization, provision for asset impairment, other income and expense, net, gains (losses) from sales of properties, gains (losses) on extinguishment of debt, interest expense, net, equity in earnings (losses) from unconsolidated entities, lease termination income and expense, and GAAP rent adjustments such as straight-line rent adjustments, amortization of market lease intangibles, and amortization of lease incentives ("GAAP Rent Adjustments"). NOI from other investment properties includes adjustments for the Company's captive insurance company.
NAREIT FUNDS FROM OPERATIONS (NAREIT FFO) and CORE FFO
The Company’s non-GAAP measure of NAREIT Funds from Operations ("NAREIT FFO"), based on the National Association of Real Estate Investment Trusts ("NAREIT") definition, is net income (or loss) in accordance with GAAP, excluding gains (or losses) resulting from dispositions of properties, plus depreciation and amortization and impairment charges on depreciable real property. Adjustments for the Company’s unconsolidated joint venture are calculated to reflect the Company’s proportionate share of the joint venture's NAREIT FFO on the same basis. Core Funds From Operations (“Core FFO”) is an additional supplemental non-GAAP financial measure of the Company’s operating performance. In particular, Core FFO provides an additional measure to compare the operating performance of different REITs without having to account for certain remaining amortization assumptions within NAREIT FFO and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance.
ADJUSTED EBITDA
The Company’s non-GAAP measure of Adjusted EBITDA excludes gains (or losses) resulting from debt extinguishments, straight-line rent adjustments, amortization of above and below market leases and lease inducements, and other unique revenue and expense items which some may consider not pertinent to measuring a particular company’s on-going operating performance. Adjustments for the Company’s unconsolidated joint venture are calculated to reflect the Company’s proportionate share of the joint venture's Adjusted EBITDA on the same basis.
NET DEBT-TO-ADJUSTED EBITDA
Net Debt-to-Adjusted EBITDA is Net Debt divided by trailing twelve month Adjusted EBITDA.
PRO RATA
Where appropriate, the Company has included the results from its ownership share of its joint venture properties when combined with the Company's wholly owned properties, defined as "Pro Rata," with the exception of property and lease count, for the three and nine months ended September 30, 2022 and as of December 31, 2022. As of September 30, 2023, as a result of the Company’s acquisition of the remaining IAGM properties, net assets of IAGM were $7.0 million, inclusive of cash and cash equivalents of $9.2 million, which has been included as part of Pro Rata Cash.

4 Earnings Release - Quarter End September 30, 2023

Financial Statements
Condensed Consolidated Balance Sheets
In thousands, except share amounts

	As of September 30	As of December 31
	2023	2022
Assets	(unaudited)
Investment properties
Land	$694,668	$650,764
Building and other improvements	1,951,619	1,825,893
Construction in progress	5,083	5,005
Total	2,651,370	2,481,662
Less accumulated depreciation	(442,953)	(389,361)
Net investment properties	2,208,417	2,092,301
Cash, cash equivalents and restricted cash	104,111	137,762
Investment in unconsolidated entities	3,820	56,131
Intangible assets, net	122,767	101,167
Accounts and rents receivable	33,930	34,528
Deferred costs and other assets, net	56,979	51,145
Total assets	$2,530,024	$2,473,034

Liabilities
Debt, net	$834,206	$754,551
Accounts payable and accrued expenses	46,629	42,792
Distributions payable	14,553	13,837
Intangible liabilities, net	31,570	29,658
Other liabilities	31,534	28,287
Total liabilities	958,492	869,125
Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 40,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value, 146,000,000 shares authorized, 67,531,335 shares issued and outstanding as of September 30, 2023 and 67,472,553 shares issued and outstanding as of December 31, 2022	68	67
Additional paid-in capital	5,463,458	5,456,968
Distributions in excess of accumulated net income	(3,921,122)	(3,879,847)
Accumulated comprehensive income	29,128	26,721
Total stockholders' equity	1,571,532	1,603,909
Total liabilities and stockholders' equity	$2,530,024	$2,473,034

5 Earnings Release - Quarter End September 30, 2023

Financial Statements, continued
Condensed Consolidated Statements of Operations and Comprehensive Income
In thousands, except share and per share amounts, unaudited

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Income
Lease income, net	$63,716	$57,859	$192,814	$174,562
Other property income	346	304	1,060	886
Other fee income	—	594	80	1,988
Total income	64,062	58,757	193,954	177,436

Operating expenses
Depreciation and amortization	30,318	24,021	85,339	71,055
Property operating	11,070	10,787	31,056	28,256
Real estate taxes	8,781	8,937	27,361	25,595
General and administrative	7,610	7,236	23,389	23,239
Total operating expenses	57,779	50,981	167,145	148,145

Other (expense) income
Interest expense, net	(9,555)	(7,689)	(28,441)	(18,129)
Loss on extinguishment of debt	—	—	—	(96)
Gain on sale of investment properties	1,707	—	2,691	36,856
Equity in earnings (losses) of unconsolidated entities	67	352	(447)	3,784
Other income and expense, net	676	497	1,767	652
Total other (expense) income, net	(7,105)	(6,840)	(24,430)	23,067

Net (loss) income	$(822)	$936	$2,379	$52,358

Weighted-average common shares outstanding - basic	67,531,335	67,427,571	67,521,110	67,398,713
Weighted-average common shares outstanding - diluted	67,531,335	67,547,259	67,720,485	67,558,315

Net (loss) income per common share - basic	$(0.01)	$0.01	$0.04	$0.78
Net (loss) income per common share - diluted	$(0.01)	$0.01	$0.04	$0.77

Distributions declared per common share outstanding	$0.22	$0.21	$0.65	$0.62
Distributions paid per common share outstanding	$0.22	$0.21	$0.64	$0.62

Comprehensive income
Net (loss) income	$(822)	$936	$2,379	$52,358
Unrealized gain on derivatives, net	5,978	11,992	13,496	32,912
Reclassification (to) from net income	(4,213)	(770)	(11,089)	747
Comprehensive income	$943	$12,158	$4,786	$86,017

6 Earnings Release - Quarter End September 30, 2023

Reconciliation of Non-GAAP Measures
In thousands

Same Property NOI

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Income
Minimum base rent	$36,597	$35,528	$101,724	$97,363
Real estate tax recoveries	6,997	7,738	20,051	19,948
Common area maintenance, insurance, and other recoveries	6,999	6,844	18,144	17,781
Ground rent income	3,706	3,711	10,159	9,970
Short-term and other lease income	655	655	2,491	2,761
Provision for uncollectible billed rent and recoveries	(461)	(200)	(739)	(528)
Reversal of uncollectible billed rent and recoveries	—	75	395	1,162
Other property income	304	307	886	862
Total income	54,797	54,658	153,111	149,319

Operating Expenses
Property operating	9,497	10,500	24,509	25,255
Real estate taxes	7,788	8,526	22,301	22,254
Total operating expenses	17,285	19,026	46,810	47,509

Same Property NOI	$37,512	$35,632	$106,301	$101,810

Net (Loss) Income to Same Property NOI

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Net (loss) income	$(822)	$936	$2,379	$52,358
Adjustments to reconcile to non-GAAP metrics:
Other income and expense, net	(676)	(497)	(1,767)	(652)
Equity in (earnings) losses of unconsolidated entities	(67)	(352)	447	(3,784)
Interest expense, net	9,555	7,689	28,441	18,129
Loss on extinguishment of debt	—	—	—	96
Gain on sale of investment properties	(1,707)	—	(2,691)	(36,856)
Depreciation and amortization	30,318	24,021	85,339	71,055
General and administrative	7,610	7,236	23,389	23,239
Other fee income	—	(594)	(80)	(1,988)
Adjustments to NOI (a)	(1,434)	(1,777)	(6,028)	(8,071)
NOI	42,777	36,662	129,429	113,526
NOI from other investment properties	(5,265)	(1,030)	(23,128)	(11,716)
Same Property NOI	$37,512	$35,632	$106,301	$101,810
(a)Adjustments to NOI include termination fee income and expense and GAAP Rent Adjustments.

7 Earnings Release - Quarter End September 30, 2023

Reconciliation of Non-GAAP Measures, continued
in thousands, except share and per share amounts

NAREIT FFO and Core FFO

The following table presents a reconciliation of Net (Loss) Income to NAREIT FFO and Core FFO Attributable to Common Shares and Dilutive Securities, and provides additional information related to its operations:

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Net (loss) income	$(822)	$936	$2,379	$52,358
Depreciation and amortization related to investment properties	30,094	23,826	84,714	70,444
Gain on sale of investment properties	(1,707)	—	(2,691)	(36,856)
Unconsolidated joint venture adjustments (a)	—	1,335	342	2,255
NAREIT FFO Applicable to Common Shares and Dilutive Securities	27,565	26,097	84,744	88,201
Amortization of market lease intangibles and inducements, net	(629)	(985)	(2,717)	(4,594)
Straight-line rent adjustments, net	(730)	(757)	(2,492)	(3,125)
Amortization of debt discounts and financing costs	1,167	734	3,286	2,075
Adjusting items, net (b)	279	(38)	1,416	18
Unconsolidated joint venture adjusting items, net (c)	(10)	172	(172)	300
Core FFO Applicable to Common Shares and Dilutive Securities	$27,642	$25,223	$84,065	$82,875

Weighted average common shares outstanding - basic	67,531,335	67,427,571	67,521,110	67,398,713
Dilutive effect of unvested restricted shares (d)	—	119,688	199,375	159,602
Weighted average common shares outstanding - diluted	67,531,335	67,547,259	67,720,485	67,558,315

NAREIT FFO Applicable to Common Shares and Dilutive Securities per share	$0.41	$0.39	$1.25	$1.31
Core FFO Applicable to Common Shares and Dilutive Securities per share	$0.41	$0.37	$1.24	$1.23
(a)Represents the Company’s share of depreciation, amortization and gain on sale related to investment properties held in IAGM.
(b)Adjusting items, net, are primarily loss on extinguishment of debt, depreciation and amortization of corporate assets, and non-operating income and expenses, net, which includes items which are not pertinent to measuring on-going operating performance, such as basis difference recognition arising from acquiring the four remaining properties of the Company’s joint venture, and miscellaneous and settlement income.
(c)Represents the Company’s share of amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and adjusting items, net related to IAGM.
(d)For purposes of calculating non-GAAP per share metrics, the same denominator is used as that which would be used in calculating diluted earnings per share in accordance with GAAP.

8 Earnings Release - Quarter End September 30, 2023

Reconciliation of Non-GAAP Measures, continued
In thousands

EBITDA and Adjusted EBITDA

The following table presents a reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA, and provides additional information related to its operations:

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Net (loss) income	$(822)	$936	$2,379	$52,358
Interest expense, net	9,555	7,689	28,441	18,129
Income tax expense	128	96	388	269
Depreciation and amortization	30,318	24,021	85,339	71,055
Unconsolidated joint venture adjustments (a)	(6)	1,864	417	6,021
EBITDA	39,173	34,606	116,964	147,832
Adjustments to reconcile to Adjusted EBITDA
Gain on sale of investment properties	(1,707)	—	(2,691)	(36,856)
Loss on debt extinguishment	—	—	—	96
Non-operating income and expense, net (b)	55	(233)	791	(689)
Other leasing adjustments (c)	(1,359)	(1,742)	(5,209)	(7,719)
Unconsolidated joint venture adjusting items, net (d)	(10)	123	(188)	(1,918)
Adjusted EBITDA	$36,152	$32,754	$109,667	$100,746
(a)Represents the Company’s share of depreciation, amortization, interest expense, net, and income tax expense related to IAGM.
(b)Non-operating income and expense, net, includes other items which are not pertinent to measuring ongoing operating performance, such as basis difference recognition arising from acquiring the four remaining properties of the Company’s joint venture, and miscellaneous and settlement income.
(c)Other leasing adjustments includes amortization of above and below market leases and straight-line rent adjustments.
(d)Represents the Company’s share of loss on extinguishment of debt, amortization of market lease intangibles and inducements, net, straight line rent adjustments, net and non-operating income and expense, net, related to IAGM.

Financial Leverage Ratios
Dollars in thousands

The following table presents the calculation of net debt and Net Debt-to-Adjusted EBITDA:

	As of September 30	As of December 31
	2023*	2022*
Net Debt:
Outstanding Debt, net	$834,206	$805,253
Less: Pro Rata Cash	(106,559)	(164,448)
Net Debt	$727,647	$640,805

Net Debt-to-Adjusted EBITDA (trailing 12 months):
Net Debt	$727,647	$640,805
Adjusted EBITDA (trailing 12 months)	141,289	132,368
Net Debt-to-Adjusted EBITDA	5.2x	4.8x

*Pro Rata Cash as of September 30, 2023 includes cash remaining at the Company’s JV. Outstanding debt, net, and Net Debt as of December 31, 2022 are Pro Rata.

9 Earnings Release - Quarter End September 30, 2023

About InvenTrust Properties Corp.
InvenTrust Properties Corp. (the “Company,” "IVT," or "InvenTrust") is a premier Sun Belt, multi-tenant essential retail REIT that owns, leases, redevelops, acquires and manages grocery-anchored neighborhood and community centers as well as high-quality power centers that often have a grocery component. Management pursues the Company's business strategy by acquiring retail properties in Sun Belt markets, opportunistically disposing of retail properties, maintaining a flexible capital structure, and enhancing environmental, social and governance ("ESG") practices and standards. A trusted, local operator bringing real estate expertise to its tenant relationships, IVT has built a strong reputation with market participants across its portfolio. IVT is committed to leadership in ESG practices and has been a Global Real Estate Sustainability Benchmark (“GRESB”) member since 2013. For more information, please visit www.inventrustproperties.com.
Forward-Looking Statements Disclaimer
Forward-Looking Statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including statements about the Company’s 2023 guidance, tenant demand for IVT’s centers, strength of IVT’s platform position and leverage levels, or regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, are typically identified by words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “outlook,” “guidance,” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The following factors, among others, could cause actual results and financial position and timing of certain events to differ materially from those described in the forward-looking statements: interest rate movements; local, regional, national and global economic performance; the impact of inflation on the Company and on its tenants; competitive factors; the impact of e-commerce on the retail industry; future retailer store closings; retailer consolidation; retailers reducing store size; retailer bankruptcies; government policy changes; and any material market changes and trends that could affect the Company’s business strategy. For further discussion of factors that could materially affect the outcome of management’s forward-looking statements and IVT’s future results and financial condition, see the Risk Factors included in InvenTrust’s most recent Annual Report on Form 10-K, as updated by any subsequent Quarterly Report on Form 10-Q, in each case as filed with the Securities and Exchange Commission. InvenTrust intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, except as may be required by applicable law. IVT cautions you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. IVT undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If IVT updates one or more forward-looking statements, no inference should be drawn that IVT will make additional updates with respect to those or other forward-looking statements.
Availability of Information on InvenTrust Properties Corp.'s Website and Social Media Channels
Investors and others should note that InvenTrust routinely announces material information to investors and the marketplace using U.S. Securities and Exchange Commission filings, press releases, public conference calls, webcasts and the InvenTrust investor relations website. The Company uses these channels as well as social media channels (e.g., the InvenTrust X account (twitter.com/inventrustprop); and the InvenTrust LinkedIn account (linkedin.com/company/inventrustproperties)) as a means of disclosing information about the Company's business to colleagues, investors, and the public. While not all of the information that the Company posts to the InvenTrust investor relations website or on the Company’s social media channels is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in InvenTrust to review the information that it shares on www.inventrustproperties.com/investor-relations and on the Company’s social media channels.

10 Earnings Release - Quarter End September 30, 2023